Exhibit 5.2

26th Floor, Gloucester Tower

The Landmark

15 Queen’s Road Central

Hong Kong

Telephone: +852 3761 3300

Facsimile: +852 3761 3301

www.kirkland.com

December 21, 2021

Bullish

Ugland House, S Church Street

Grand Cayman,

Cayman Islands KY1-1104

Ladies and Gentlemen:

We are acting as special counsel to Bullish, a Cayman Islands exempted company (the “Bullish”), in connection with the preparation and filing of a Registration Statement on Form F-4, which includes the proxy statement/prospectus, originally filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2021 (File No. 333-260659), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated as of July 8, 2021 (the “Business Combination Agreement”), by and among Far Peak Acquisition Corporation, a Cayman Islands exempted company (“FPAC”), Bullish, BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish (“Merger Sub 1”), BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish (“Merger Sub 2”, and together with Merger Sub 1 the “Merger Subs”), and Bullish Global, a Cayman Islands exempted company (“Bullish Global”), whereby on the closing date FPAC will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish (the “Initial Merger”). Following the Initial Merger, Merger Sub 2 will merge with and into Bullish Global, with Bullish Global as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish (the “Acquisition Merger” and, together with the Initial Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Pursuant to the Business Combination Agreement, upon the consummation of the Business Combination (i) each outstanding Class A and Class B Ordinary Share of FPAC will be converted into one Class A ordinary share, par value $0.00001 per share, of Bullish (“Bullish Class A Ordinary Shares”), and (ii) each outstanding warrant of FPAC will be converted into one warrant of Bullish (“Bullish Warrant”) that entitles the holder thereof to purchase one Bullish Class A Ordinary Share in lieu of one Class A ordinary share of FPAC and otherwise upon substantially the same terms and

PARTNERS: Pierre-Luc Arsenault[3] | Manas Chandrashekar[5] | Lai Yi Chau | Maurice Conway[5] | Justin M. Dolling[5] | David Patrick Eich[1,4,5] | Chui Hao Farn[3] | Yuan Yue Jennifer Feng[5] | Liu Gan[2] | David G. Harrington[7] | Karen K.Y. Ho | Ka Chun Hui | Damian C. Jacobs[5] | Guang Li3 | Mengyu Lu3 | Neil E.M. McDonald | Kelly Naphtali | Ram Narayan[3] | Amy Y.M. Ngan[7] | Nicholas A. Norris[5] | Paul S. Quinn | Louis A. Rabinowitz[3] | Fergus A. Saurin[5] | Richard C.C. Sharpe | Jesse D. Sheley# | Li Chien Wong | Jacqueline B.N. Zheng[3,5]

REGISTERED FOREIGN LAWYERS: Gautam Agarwal[5] | Joseph R. Casey[9] | Michelle Cheh[6] | Yuxin Chen[3] | Daniel Dusek[3] | Paul Guan[3] | James A. Hill[5] | Ju Huang[3] | Ding Jin[3] | Cori A. Lable[2] | Nicholas Tianchia Liew[5] | Wei Yang Lim[5] | Bo Peng[8] | Wenchen Tang[3] | Liyong Xing[3] | David Zhang[3]

ADMITTED IN: [1] State of Illinois (U.S.A.); [2] Commonwealth of Massachusetts (U.S.A.); [3] State of New York (U.S.A.); [4] State of Wisconsin (U.S.A.); [5] England and Wales; [6] Victoria (Australia); [7] New South Wales (Australia); [8] State of Georgia (U.S.A.); [9] State of California (U.S.A.); # non-resident

Austin  Bay  Area  Beijing  Boston  Brussels  Chicago  Dallas  Houston   London  Los Angeles  Munich  New York  Paris  Salt Lake City  Shanghai  Washington,  D.C.

Bullish

December 21, 2021

conditions. In addition, as part of the Business Combination, block.one, a shareholder of Bullish Global, will receive Class B ordinary shares, par value $0.00001 per share, of Bullish (“Bullish Class B Ordinary Shares”) and the remaining issued and outstanding ordinary shares of Bullish Global will be exchanged into Bullish Class A Ordinary Shares. Certain investors (the “PIPE Investors”) will subscribe for an aggregate of 30,000,000 Class A Ordinary Shares of Bullish (the “PIPE Shares”) at $10.00 per share for gross proceeds of $300,000,000 concurrently with the effective time of the Business Combination, pursuant to the subscription agreements (the “PIPE Subscription Agreements”), dated as of July 9, 2021, by and between the Company and the PIPE Investors

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of the Bullish securities to be issued pursuant to the Business Combination Agreement.

In connection with the preparation of this opinion, we have, among other things, read:

(i)	the Business Combination Agreement attached to the Registration Statement as Annex A and filed as Exhibit 2.1 to the Registration Statement;

(ii)	the memorandum and articles of association of Bullish filed as Exhibit 3.1 to the Registration Statement;

(iii)

the amended and restated memorandum and articles of association of Bullish in the form filed as Exhibit 3.2 to the Registration Statement and to be filed with the Registrar of Companies in the Cayman Islands;

(iv)	the warrant agreement, filed as Exhibit 4.3 to the Current Report on Form 8-K filed by FPAC on December 7, 2020 (the “Warrant Agreement”);

(v)	the Assignment, Assumption and Amendment Agreement among FPAC, Bullish and Continental Stock Transfer & Trust Company in the form filed as Exhibit 4.4 to the Registration Statement;

(vi)	the Registration Statement and the exhibits thereto; and

(vii)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than Bullish. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of Bullish and others as to factual matters.

Bullish

December 21, 2021

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when the Bullish Warrants are delivered in accordance with the terms of the Business Combination Agreement, the Bullish Warrants will constitute valid and binding obligations of Bullish, enforceable against Bullish in accordance with their terms under the laws of the State of New York.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Bullish securities covered by the Registration Statement.

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the Bullish securities covered thereby, (ii) the terms of the Warrant Agreement are consistent with the description of the terms of such agreement set forth in the Registration Statement, and (iii) at the time of the issuance, sale and delivery of each Bullish Warrant, (x) the authorization of such Bullish Warrant by Bullish will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Bullish warrant, and (y) the issuance, sale and delivery of such Bullish Warrant, the terms of such Bullish warrant, and compliance by Bullish with the terms of such Bullish Warrant will not violate any applicable law, any agreement or instrument then binding upon Bullish (including, but not limited to the Warrant Agreement) or any restriction imposed by any court or governmental body having jurisdiction over Bullish.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Bullish

December 21, 2021

Sincerely,
/s/ Kirkland & Ellis